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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 26, 2001

                            MAGNA ENTERTAINMENT CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


         000-30578                                    98-0208374
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(Commission File Number)                  (I.R.S. Employer Identification No.)


         337 Magna Drive, Aurora, Ontario, Canada        L4G 7K1
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         (Address of Principal Executive Offices)       (Zip Code)


                                 (905) 726-2462
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if changed since Last Report)



ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 26, 2001, Magna Entertainment Corp. (the "Company") completed its acquisition of Multnomah Greyhound Park ("Multnomah") in Portland, Oregon. Concurrent with the acquisition, MEC entered into a lease to occupy the real estate upon which the operations of Multnomah are conducted for up to five years.

The Company acquired the operations of Multnomah, through the purchase of all of the issued and outstanding stock of MKC Acquisition Co., for a purchase price of US$5.97 million. Approximately two-thirds of the purchase price was paid in cash and approximately one-third was satisfied through the issuance of 330,962 shares of Class A Subordinate Voting Stock of the Company.

A copy of the press release announcing the completion of the transaction is attached as Exhibit 99 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit 99     Copy of Registrant's press release dated October 26, 2001.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MAGNA ENTERTAINMENT CORP.
                                                 (Registrant)



Date: November 8, 2001                     by:  "Gary M. Cohn"
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                                               Gary M. Cohn, Secretary